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                                                     EXHIBIT B

                               SCANA
                             CORPORATION

                          Medium-Term Notes

                Due from Nine Months to Thirty Years

                        from Date of Issue

                          TERMS AGREEMENT

                                      _________________, ______

Attention:

     Subject in all respects to the terms and conditions of the Selling Agency Agreement (the "Agreement") dated ____________, 1998, among PaineWebber Incorporated, Credit Suisse First Boston Corporation and NationsBanc Montgomery Securities LLC and you, the undersigned agrees to purchase the following Notes of:

Aggregate Principal Amount:

Interest Rate:

Date of Maturity:

If Fixed Rate Notes !
         Interest Rate:
         Interest Payment Period:
         Interest Payment Dates:
         Regular Record Dates:

If Floating Rate Notes !
         Initial Interest Rate:
         Base Rate:                                     Index Maturity:
         Spread:                                       Spread Multiplier:
         Minimum Interest Rate, if any:
         Maximum Interest Rate, if any:
         Interest Reset Period:
         Interest Reset Dates:
         Interest Payment Period:
         Interest Payment Dates:
         Regular Record Dates:

[Redemption Dates and Prices:]

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[Repayment Dates and Prices:]

Purchase Price:         % of Principal Amount [plus accrued
                    interest from _______________, ______]

Purchase Date and Time:

Place for Delivery of Notes
and Payment Therefor:

Method of Payment:

Modification, if any, in
the requirements to
deliver the documents
specified in Section 6(b)
of the Agreement:

Period during which additional
Notes may not be sold pursuant
to Section 4(m) of the Agreement:


                             [Purchaser]

                         By: _______________________________

Accepted:

By: ____________________________
   Title: _______________________


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